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                          CERTIFICATE OF INCORPORATION
                                       OF
                              REEVES HOLDINGS, INC.

The undersigned incorporator,

FIRST:  The name of the corporation (the "Corporation") is Reeves Holdings, Inc.

SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.
          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of Delaware as presently in effect or as it may hereafter be amended.

FOURTH:

(a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred One Thousand (101,000) shares consisting of One Hundred Thousand (100,000) shares of preferred stock having a par value of one cent ($.01) per share (hereinafter called "Preferred Stock") and One Thousand (1,000) shares of common stock having a par value of one cent ($.01) per share (hereinafter called "Common Stock").


(b) The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the classes of stock of the Corporation, and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation:


(1) The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations, preferences, voting rights and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein and in a resolution or resolutions providing for the issue of such series, adopted by the Board of Directors. Authority is hereby expressly granted to the Board of Directors to authorize the issue of one or more

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series of Preferred Stock, and with respect to each such series to fix by resolution or resolutions providing for the issue of such series, the designations, preferences and relative, participating, optional or other special rights, if any, including voting, redemption and convertibility features, and qualifications, limitations or restrictions thereof.


(2) The holders of Common Stock shall be entitled to receive such dividends as may be declared and deemed by the Board of Directors of the Corporation payable out of funds legally available therefor except that any dividends payable in Common Stock of the Corporation shall be payable PRO RATA to all holders of Common Stock. The holders of Common Stock shall have one vote for each share of Common Stock.


(b) The number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.


FIFTH: The Board of Directors is authorized to make, alter or repeal the By-Laws of the Corporation. Election of directors need not be by ballot.


SIXTH: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

SEVENTH: The name and mailing address of the sole incorporator is Frederick C. Rieck, Jr., 100 Maiden Lane, New York, New York 10038.

IN WITNESS WHEREOF, I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation under the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have signed this certificate this 7th day of March,

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 1994.
                                          /S/ Frederic C. Rieck Jr.
                                          -------------------------------------
                                          Frederick C. Rieck, Jr., Incorporator